FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                ATEC GROUP, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  13-3673965
----------------------------------------     -----------------------------------

(State of Incorporation or Organization)     (I.R.S. EmployerIdentification No.)

90 Adams Avenue, Hauppauge, New York                        11788

(Address of Principal Executive Offices)                  (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                            Name of Each Exchange on Which
to be so Registered                            Each Class is to be Registered
-------------------                            ------------------------------

   Common Stock                                    American Stock Exchange
   ------------                                    -----------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.

      We incorporate by reference the description of our common stock contained in our registration statement on Form SB-2, Registration No. 33-54356, which has been filed by the Registrant with the Securities and Exchange Commission, on February 11, 1993, as well as the exhibits to such Registration Statement, and any amendment or report filed for the purpose of updating the description filed subsequent to the date of Registration No. 33-54356.

      In particular, the Registrant refers to and incorporates by reference the description of the Registrant's Common Stock, $.01 par value, which is set forth under the section entitled "Description of Securities."

Item 2. Exhibits.

        Number 3.1  Certificate of Incorporation of Registrant*
        Number 3.2  By-laws of the Registrant*
        Number 4.1  Specimen Certificate of the Registrant's Common Stock

* Previously filed.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               ATEC GROUP, INC.

Dated: July 6, 2000                            By: /s/ Surinder Rametra
                                                   -----------------------------
                                                   Surinder Rametra
                                                   Chief Executive Officer